UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 10, 2016

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 10, 2016, Dril-Quip, Inc. (“Dril-Quip”) completed the previously announced acquisition of all of the outstanding shares of common stock, par value $100.00 per share, of TIW Corporation, a Texas corporation, for a cash purchase price of $142.7 million, adjusted pursuant to the Stock Purchase Agreement described herein (the “Acquisition”). The Acquisition closed pursuant to a Stock Purchase Agreement, dated as of October 14, 2016, by and between Dril-Quip and Pearce Industries, Inc. Dril-Quip funded the consideration for the Acquisition with cash on hand. The terms of the Acquisition were approved by the board of directors of Dril-Quip.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance and Chief Financial Officer

Date: November 14, 2016

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